Exhibit 10(d)

RESTRICTED STOCK
AWARD AGREEMENT FOR DIRECTORS

CheckFree Corporation 4411 East Jones Bridge Road Norcross, Georgia 30092 (678)375-3000

Director Name and Address:	[Name]
[Address]
[City, State Zip]

Number of Restricted Shares Subject to Award:	[Number of Shares]

Date of Award Grant:	[Grant Date]

     CheckFree Corporation, a Delaware corporation (the “Company”), hereby grants to the individual whose name appears above (the “Director”) a Restricted Stock Award (the “Award”) of that number of shares of its Common Stock, $0.01 par value per share (the “Restricted Shares”) set forth above, subject to all of the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”) and the Company’s 2002 Stock Incentive Plan (the “Plan”). All terms and conditions set forth in Annex I hereto and the Plan are deemed to be incorporated herein in their entirety. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

1. Vesting Provisions.

     (a) Provided that the Director is a member of the Company’s board of directors (the “Board”) on such date, the Director’s Restricted Shares will be issued (subject to tax withholding) and become vested on the first anniversary of the Date of Award Grant as set forth above.

     (b) In the event of the Director’s resignation, removal, or other termination from the Board (a “Termination”) for any reason before all of the Director’s Restricted Shares have become vested under this Award, the Director’s Restricted Shares that have not been issued and have not vested shall be forfeited on the effective date of the termination; provided, however, in the event of the Director’s Termination by reason of death, all of the Restricted Shares subject to this Agreement shall vest in full; and provided, further, the Board may in its sole discretion accelerate the vesting of the Director’s Restricted Shares in the event of the Director’s Termination by any reason other than death.

     (c) The Board’s discretion hereunder shall be total and final and the Director awarded the Resticted Stock shall be bound by the Board’s decisions and certifications hereunder.

     (d) In the event of a Change of Control, all of the Restricted Shares subject to this Agreement shall vest in full.

     (e) The Company will not have any further obligations to the Director under this Award if the Director’s Restricted Shares are forfeited as provided herein.

2. General

     By signing below, you agree that this award is governed by this Agreement and by the terms and conditions contained in the Plan, as amended from time to time and incorporated into this Agreement by reference. A copy of the Plan is available upon request by contacting the Human Resources Department at the Company’s executive offices.

CheckFree Corporation

By:

Date
Its:

Director

	Director Signature	Date

ID: [column A]	2

ANNEX I TO RESTRICTED STOCK AWARD AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

     1. Issuance of Restricted Stock. The Company, or its transfer agent, will issue and deliver the vested portion of the Restricted Shares to the Director as soon as practicable after the Restricted Shares become vested, subject to payment of the applicable withholding tax liability as set forth below. If the Director dies before the Company has distributed any portion of the vested Restricted Shares, the Company will transfer any vested Restricted Shares in accordance with the Director’s will or, if the Director did not have a will, the vested Restricted Shares will be distributed in accordance with the laws of descent and distribution.

     2. Withholding Taxes. The Company will not withhold any federal, state or local income taxes in connection with the Director’s Restricted Shares. The Director will be solely responsible for any such tax liability associated with the Restricted Shares.

     3. Non-transferability of Award. Until the Restricted Shares have vested as set forth on page 1 of this Agreement, the Restricted Shares granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award, or of any right or privilege conferred hereby, contrary to the provisions of the Plan or of this Agreement, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

     4. Conditions to Issuance of Shares. The shares of stock deliverable to the Director may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Compensation Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Shares as the Compensation Committee may establish from time to time for reasons of administrative convenience.

     5. No Rights as Stockholder. Until the Restricted Shares have vested and have been issued, the Director shall not have any rights of a stockholder of the Company with respect to the Restricted Shares, including any right to vote such Restricted Shares or to receive dividends and distributions on such Restricted Shares.

     6. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

     7. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Compensation Director, at CheckFree

     Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Director shall be addressed to the Director at the address set forth on page 1 of this Agreement, or at such other address for the Director maintained on the books and records of the Company.

     8. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     9. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Notice and Agreement.

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